UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2009

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32966	71-0881115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland		21046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

On March 25, 2009, Osiris Therapeutics, Inc. (“Osiris” or the “Company”) and NuVasive, Inc. (“NuVasive”) entered into Amendment No. 3 to Manufacturing Agreement, which amended certain provisions of the Manufacturing Agreement entered into on July 24, 2008 by and between the Company and NuVasive, to provide for, among other things, its expiration on the fifteenth day following execution of the amendment.  The Manufacturing Agreement was initially entered into pursuant to the terms of the Asset Purchase Agreement between the parties, dated May 8, 2008, under which Osiris agreed to sell to NuVasive its entire product line relating to the processing, manufacturing, marketing and selling of Osteocel® and Osteocel XO.  Osteocel is a product that the Company has produced and marketed since July 2005, for regenerating bone in orthopedic indications.

The Asset Purchase Agreement provides for the sale of the Osteocel business at two closings —a “technology assets closing,” at which technology and certain other business assets are transferred, and a “manufacturing assets closing,” at which manufacturing assets and facilities are transferred.  The technology assets closing occurred on July 24, 2008, at which time the Company received an initial payment of $35,000,000 and entered into the Manufacturing Agreement for the continued manufacture by the Company of Osteocel for up to eighteen months after the technology assets closing, and the sale of 100% of that manufactured product to NuVasive at specified prices.

On March 25, 2009, the Company and NuVasive amended the Asset Purchase Agreement pursuant to Amendment No. 2 to Asset Purchase Agreement.  Under the terms of Amendment No. 2 to Asset Purchase Agreement, the parties scheduled the manufacturing assets closing to coincide with the new expiration date for the Manufacturing Agreement and agreed to the removal of the performance contingencies otherwise applicable to $30,000,000 milestone payments available to Osiris under the Asset Purchase Agreement and restated these milestone payments in the same aggregate amount.  The parties agreed that those payments would instead be made on specified dates as follows:

Date of Payment	Payment Value
March 31, 2009	$5.0 M
June 30, 2009	$12.5 M
September 30, 2009	$12.5 M
Total	$30.0 M

There is an additional milestone payment of $15,000,000 under the Asset Purchase Agreement. The terms of the remaining milestone payment remain unchanged.  This payment becomes due and payable if and when the cumulative net sales of Osteocel by NuVasive reach $35,000,000.  Each of the milestone payments may be made in cash or through the delivery of NuVasive common stock of equivalent value, as initially contemplated by the Asset Purchase Agreement.

Amendment No. 2 to Asset Purchase Agreement also provides for the Company to retain its 61,203 square foot administrative office and manufacturing facility currently under lease in Columbia, Maryland.

Concurrent with the execution of Amendment No. 2 to Asset Purchase Agreement and Amendment No. 3 to Manufacturing Agreement and also on March 25, 2009, the Company entered into a Supply Agreement with AlloSource, an Illinois not-for-profit corporation, to transfer its remaining Osteocel product inventory to AlloSource at established prices.  The purchase price for the inventory transferred to AlloSource of approximately $4.0 million, will be paid to Osiris in cash installments over the 90-days following execution of the Supply Agreement.

As a result of these events, the Company will cease manufacturing at its Columbia, Maryland Osteocel manufacturing facilities on March 31, 2009 and will terminate the approximately 80-employees involved in the Osteocel business.  The reduction in force will take place over the next thirty days and severance will be paid to these employees.  The aggregate severance amount is estimated at approximately $1.2 to 1.6 million.

Item 2.05             Costs Associated with Exit or Disposal Activities.

On March 25, 2009, and as a result of the cessation of manufacturing at the Company’s Columbia, Maryland Osteocel manufacturing facilities as further described in Item 1.01 of this Current Report on Form 8-K, the Company committed to a workforce reduction of the approximately 80-employees involved in the Osteocel business.  Employees directly affected by the workforce reduction have received notification and will be provided with severance payments.  The Company expects the workforce reduction to be substantially completed in the second quarter of 2009.  The Company estimates its costs in connection with the workforce reduction, comprised principally of severance, benefits continuation costs and outplacement services, will range from $1.2 to $1.6 million in future cash expenditures.  The Company will also reverse concessionary pricing reserves that were originally established in connection with the Manufacturing Agreement in the approximate amount of $2.5 million.

Also, on March 25, 2009, and in connection with the cessation of manufacturing at the Osteocel manufacturing facilities, the Company concluded that it had an impairment charge of approximately $3.2 million for the lease on its Columbia, Maryland Osteocel manufacturing facilities which will result in future cash expenditures, and an additional non-cash impairment charge of approximately $1.6 million related to certain Osteocel related leasehold improvements including, among other things, clean rooms and tissue processing facilities that may no longer be utilized.  Prior to the events described in Item 1.01 of this Current Report on Form 8-K, NuVasive was required to lease or sub-lease the Osteocel manufacturing facilities.

The Company may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the plan of termination and the cessation of manufacturing at the Osteocel manufacturing facilities.

Item 2.06             Material Impairments.

On March 25, 2009, the Company concluded that it had impairments in connection with the cessation of manufacturing at its Columbia, Maryland Osteocel manufacturing facilities as further described in Item 2.05 above of this Current Report on Form 8-K, which item is incorporated by reference into this Item 2.06.

Information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  Risks and uncertainties related to the sale of our Osteocel assets and related transactions include typical business transactional risks, the risk of changing relationships with customers, suppliers or employees; and the risk that we may not be able to fully perform or generate or receive milestone payments. Additional factors that could cause our actual results to differ materially from those anticipated in forward-looking statements, include the factors described in the sections entitled “Risk Factors” in both our Annual Report on Form 10-K filed with the United States Securities and Exchange Commission and our Proxy Statement on Schedule 14A filed with the United States Securities and Exchange Commission on July 3, 2008, as amended or supplemented. You should not unduly rely on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: March 30, 2009	By:	/s/ PHILIP R. JACOBY, JR.
Philip R. Jacoby, Jr.
Vice President of Finance (Principal Accounting Officer)